Exhibit 1.1

AMERIPRISE FINANCIAL, INC.

5.200% SENIOR NOTES DUE 2035

_____________

UNDERWRITING AGREEMENT

February 25, 2025

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Wells Fargo Securities, LLC

550 South Tryon Street 5th Floor

Charlotte, North Carolina 28202

As representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Ameriprise Financial, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as representatives (the “Representatives” or “you”), an aggregate of $750,000,000 principal amount of its 5.200% Senior Notes due 2035 (the “Notes”). The Notes (i) will have terms and provisions which are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined below) and (ii) are to be issued pursuant to the Company’s senior indenture dated as of May 5, 2006, as amended and supplemented by an officer’s certificate to be dated as of the date of completion of this offering (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (the “Trustee”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

1.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

The Company represents and warrants to, and agrees with, each Underwriter that as of the date hereof, as of the Applicable Time and as of the Closing Date:

(a) An “automatic shelf registration statement” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), on Form S-3 in respect of the Notes (File No. 333-277307) (the “Initial Registration Statement”) (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules And Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and (ii) has been filed with the Commission thereunder not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof). Such Initial Registration Statement, and any post-effective amendment thereto, became effective on filing and continue to be effective under the Securities Act. Copies of such Initial Registration Statement and any amendment thereto (excluding exhibits to such Initial Registration Statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered (or made available at any publicly accessible website maintained by the Commission) by the Company to the Representatives; and no other document with respect to such Initial Registration Statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement,

“Applicable Time” means 3:15 P.M. (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus to be used in connection with offerings of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock of the Company on a continuous or delayed basis and filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Notes;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus identified on Schedule II hereto;

“Effective Date” means the date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including any deemed amendment pursuant to Rule 430B);

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus”, as defined in Rule 433 of the Rules and Regulations relating to the Notes, but which does not include communications not deemed a prospectus pursuant to Rule 134 of the Securities Act and historical issuer information meeting the requirements of Rule 433(e)(2) of the Securities Act, prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes, including the final term sheet prepared pursuant to Section 4(a) hereof and attached to this Agreement in Schedule II hereto (the “Final Term Sheet”);

“Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

“Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and any final prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof; and

“Registration Statement” means, collectively, the various parts of the Initial Registration Statement, including all exhibits thereto and any Preliminary Prospectus and the Prospectus that is filed with the Commission and deemed by virtue of Rule 430B of the Rules and Regulations to be part of the registration statement, each as amended as of the Effective Date for such part.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Base Prospectus, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Base Prospectus, Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Base Prospectus, Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed under the Exchange Act, including the annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Effective Date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceeding for that purpose has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; and no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(c) The Registration Statement conformed in all material respects on the Effective Date, and any amendment or supplement to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations. The Preliminary Prospectus as of the date of its filing with the Commission conformed, and the Prospectus and any amendment or supplement to the Prospectus as of the date of its filing with the Commission and as of the Closing Date will conform, in all material respects, to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations.

(d) The Registration Statement did not and will not, as of the applicable Effective Date as to each part of the Registration Statement and as of the applicable filing date as to any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter expressly for use therein, which information is specified in Section 12, or with respect to any Statement of Eligibility (Form T-1) under the Trust Indenture Act filed as an exhibit thereto.

(e) (i) The Disclosure Package did not, as of the Applicable Time, and will not, on the Closing Date, and (ii) neither any electronic road show presentation related to the offering of the Notes listed on Schedule II hereto (a “Road Show”), nor any other Issuer Free Writing Prospectus not included in the Disclosure Package, in each case, when considered together with the Disclosure Package, did, as of the Applicable Time, or will, as of the Closing Date, in each case of clause (i) and (ii), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter expressly for use therein, which information is specified in Section 12, or with respect to any Statement of Eligibility (Form T-1) under the Trust Indenture Act filed as an exhibit thereto.

(f) The Preliminary Prospectus did not, at the time of filing thereof, and the Prospectus and any amendment or supplement thereto did not, as of its date, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter expressly for use therein, which information is specified in Section 12, or with respect to any Statement of Eligibility (Form T-1) under the Trust Indenture Act filed as an exhibit thereto.

(g) The documents incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, at the time they became or become effective or were or are filed with the Commission, conform or will conform, as the case may be, in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act, the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) The Company has been, since the initial filing of the Initial Registration Statement, and continues to be, a “well-known seasoned issuer” and has not been, since the initial filing of the Initial Registration Statement, and is not, an “ineligible issuer” (as such terms are defined in Rule 405 under the Securities Act).

(i) The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Disclosure Package and Prospectus comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations and the Exchange Act, and the rules and regulations adopted by the Commission thereunder, as applicable, and said financial statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except for changes in accounting principles or the application thereof with which PricewaterhouseCoopers LLP shall have concurred) and fairly present the financial condition, results of operations, changes in shareholders’ equity and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and therein specified. PricewaterhouseCoopers LLP, who examined and certified certain of such financial statements and audited the Company’s internal control over financial reporting, in each case as and to the extent set forth in its reports included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations. The audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and the related notes are true, complete and correct. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) The Company and each of its Significant Subsidiaries (as defined in Exhibit A hereto) have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and in good standing as foreign organizations in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, properties or business of the Company and its subsidiaries (the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”)), and have the organizational power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(k) Since the date as of which information is given in the most recent Preliminary Prospectus, except as described in the most recent Preliminary Prospectus and the Prospectus, there has not been any material adverse change in, or adverse development which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(l) The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization,” and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than the limitations on liens set forth in that Fifth Amended and Restated Credit Agreement, dated as of November 25, 2024, among the Company and the lenders listed therein.

(m) The Company has full right, power and authority to execute and deliver this Agreement, the Notes, the Indenture and any other material agreement to be entered into in conjunction with the offering of the Notes (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(n) None of (i) the execution or delivery of the Transaction Documents by the Company, (ii) the consummation of the transactions contemplated thereby, including the issuance and sale of the Notes, or (iii) compliance by the Company with all of the provisions of the Transaction Documents, will, in each case, (A) conflict with or result in a breach or violation of, or constitute a default under the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its Significant Subsidiaries, (B) conflict with or result in a breach or violation of, or constitute a default under any agreement, indenture or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, (C) violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties, or (D) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Significant Subsidiaries, except with respect to (B), (C) and (D), for conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) Except for permits, consents, approvals and similar authorizations required under the securities or “Blue Sky” laws of certain jurisdictions, and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization, order, registration or qualification of any court, governmental agency or body or financial institution is required in connection with the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents.

(p) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(q) None of the Company or any of its Significant Subsidiaries (i) is in violation of its certificate of incorporation or by-laws or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) The Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been duly qualified under the Trust Indenture Act, (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms, or will conform, to the description thereof in the Registration Statement, the most recent Preliminary Prospectus, the Disclosure Package and the Prospectus.

(s) The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, free of any preemptive or similar rights to subscribe to or purchase the same arising by operation of law or under the charter or by-laws of the Company or otherwise, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Notes conform, or will conform, to the description thereof in the Registration Statement, the most recent Preliminary Prospectus, the Disclosure Package and the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.

(t) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the most recent Preliminary Prospectus, the Disclosure Package and the Prospectus. The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Debt Securities We May Offer” and “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Notes and the Indenture and under the caption “Material United States Federal Income Tax Consequences”, insofar as they purport to describe the provisions of the laws referred to therein, or legal conclusions with respect thereto, are accurate, complete and fair.

(u) Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, there is no litigation or legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or which is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.

(v) Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(w) The Company is not, nor after giving effect to the offering of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will be, an “investment company” or subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(y) Subject to the qualifications stated in the most recent Management’s Report on Internal Control Over Financial Reporting incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, the Company and, where applicable, its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) The Company and, where applicable, its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and the rules and regulations adopted by the Commission thereunder; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s (and, where applicable, its Subsidiaries’) principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in providing reasonable assurance that material information required to be disclosed by the Company (and, where applicable, its Subsidiaries) in the reports that the Company (and, where applicable, its Subsidiaries) is required to file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required, and providing reasonable assurance that material information required to be disclosed by the Company (and, where applicable, its Subsidiaries) in the reports that it (or they) files or submits under the Exchange Act is accumulated and communicated to management, including the Company’s or, where applicable, its Subsidiaries’ principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) The Company is duly registered as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (“HOLA”), is subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and has elected to be treated as a financial holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. Ameriprise Bank, FSB (the “Bank”), a wholly owned subsidiary of the Company, is a federal savings bank in good standing under HOLA. The Bank meets the qualified thrift lender test under Section 10(m) of HOLA as of the date of its most recent relevant regulatory report, and the direct and indirect activities of the Company and the Bank comply with the restrictions on holding company activities provided in Section 10 of HOLA. The Bank is the sole insured depository institution of the Company. The deposits of the Bank are insured to the fullest extent permitted by law by the Federal Deposit Insurance Corporation (the “FDIC”), and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened. The Bank is well capitalized as of the date of its most recent relevant regulatory report according to the applicable capital standards of the Office of the Comptroller of the Currency (the “OCC”). The Company, the Bank and each of their respective subsidiaries are in compliance with all applicable laws administered by the Federal Reserve, the OCC, the FDIC, the Consumer Financial Protection Bureau (“CFPB”) and any other federal or state bank regulatory authorities (together with the Federal Reserve, the OCC, the FDIC and the CFPB, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its Subsidiaries or the Bank, except for failures to be so in compliance that would not individually or in the aggregate have a Material Adverse Effect or where permitted by a regulatory conformance period. Except as set forth in the most recent Preliminary Prospectus or the Prospectus or except for confidential supervisory information, which, under applicable law and regulation, the Company may not address in this representation, there are no material written agreements, memoranda of understanding, cease and desist orders, orders of prohibition or suspension or consent decrees, in each case that are material to the Company and its Subsidiaries, taken as a whole, between any Bank Regulatory Authority and the Company or any of its Subsidiaries (including the Bank).

(bb) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate national and local U.S. federal and state regulatory authorities necessary to conduct its businesses, except to the extent that the failure to possess any such licenses, permits or other authorizations would not have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or as contemplated by the most recent Preliminary Prospectus or the Prospectus.

(cc) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Disclosure Package.

(dd) The Company and its Subsidiaries have filed all tax returns required to be filed through the date hereof and timely paid all federal, state, local and foreign taxes reflected on such returns; and except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except for any such deficiency subject to good faith contest for which adequate provision has been made.

(ee) Neither the Company nor any of its Subsidiaries has violated (i) with respect to owned real property, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants or (ii) any provisions of the Employee Retirement Income Security Act of 1974, as amended, in each case except for such violations which would not have a Material Adverse Effect.

(ff) The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with applicable anti-bribery and anti-corruption laws.

(hh) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, or Affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, HM Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country, region or territory that is currently the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and Crimea, Kherson, and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person (including any Sanctioned Country) that at the time of the dealing or transaction was the subject or the target of Sanctions restricting such dealings or transactions.

(jj) The Notes constitute “senior indebtedness” as such term is defined in any indenture and any agreement governing any outstanding subordinated indebtedness of the Company.

(kk) Except as described in the most recent Preliminary Prospectus and the Prospectus, neither the Bank nor any Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under applicable law or any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other Significant Subsidiary of the Company.

(ll) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Each of the Company and its Subsidiaries that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (including jurisdictions outside of the United States) (each an “Insurance Subsidiary”) has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the “Consents”) of and from, and has made all filings and declarations (collectively, the “Filings”) with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities (including, without limitation, the Minnesota Department of Commerce (Insurance Division) and the New York Department of Financial Services), all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a Material Adverse Effect; all such Consents and Filings are in full force and effect, the Company and its Insurance Subsidiaries are in compliance with such Consents and neither the Company nor any of its Insurance Subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any of its respective Insurance Subsidiaries, except as set forth in the most recent Preliminary Prospectus and Prospectus or except as any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Insurance Subsidiaries is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, each of the Insurance Subsidiaries has made all Filings pursuant to, and has obtained all Consents required of, all applicable insurance laws and regulations in connection with the issuance and sale of the Notes.

(oo) The most recently filed statutory annual statements of each Insurance Subsidiary and the statutory balance sheets and income statements included in such statutory annual statements together with related schedules and notes have been prepared, in all material respects, in conformity with statutory accounting principles and practices required or permitted by the appropriate insurance regulator of the jurisdiction of domicile of each such Insurance Subsidiary, and such statutory accounting principles and practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of such Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of such Insurance Subsidiaries for the periods covered thereby.

(pp) The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the most recent Preliminary Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(qq) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or as otherwise disclosed in the Disclosure Package and the Prospectus, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v)  each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a Multiemployer Plan). None of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its Subsidiaries’ most recently completed fiscal year.

(rr) Except as described in the Disclosure Package and the Prospectus, (i) there has been no material security breach or other material compromise of or relating to any of the information technology assets and equipment, computer systems, networks, hardware, software, websites, applications, and databases controlled by the Company or its Subsidiaries (“IT Systems”) or the proprietary data stored therein and processed thereby (including the data of their respective customers or employees), other than those that were resolved without material cost or liability; (ii) there has been no material security breach or other material compromise of any of the IT Systems or, to the Company’s or its Subsidiaries’ knowledge, the technology assets and equipment, computer systems, networks, hardware, software, websites, applications, and databases of its suppliers or vendors, in each case, that led to the exfiltration of the Company’s or its Subsidiaries’ proprietary data other than those that were resolved without material cost or liability; (iii) the Company and its Subsidiaries have not been notified of, and have no knowledge of any unresolved event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems; (iv) the Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of their IT Systems and proprietary data and to the protection of such IT Systems and proprietary data from unauthorized use, access, misappropriation or modification; and (v) the Company and its Subsidiaries have implemented commercially reasonable policies and procedures, consistent in all material respects with applicable laws and regulations, to maintain and protect the security, integrity and continuous operation of their IT Systems and proprietary data.

2.	PURCHASE OF THE NOTES BY THE UNDERWRITERS.

Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 99.005% of the principal amount per Note plus accrued interest, if any, from February 28, 2025 to the Closing Date, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto, provided, however, that the total principal amount of Notes to be purchased by all Underwriters shall be the total principal amount of Notes set forth in Schedule I. The Company shall not be obligated to deliver any of the Notes, except upon payment for all the Notes to be purchased on the Closing Date as provided herein. Upon authorization by the Representatives of the release of the Notes, the Underwriters propose to offer the Notes to the public as set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

3.	DELIVERY OF AND PAYMENT FOR NOTES.

Delivery of the Notes and the documents to be delivered on the Closing Date (as defined below) by or on behalf of the parties hereto pursuant to Section 6 hereof will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, 10017 or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 10:00 A.M., New York City time, on February 28, 2025 or on such later date not more than three Business Days after the foregoing date as will be determined by you and the Company (the “Closing Date”).

Delivery of the Notes will be made to you, for the account of each Underwriter, by or on behalf of the Company against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of immediately available funds to the account specified by the Company to you at least thirty-six hours in advance of the Closing Date. Delivery of the Notes will be made through the facilities of The Depository Trust Company unless you will otherwise instruct. Any transfer taxes payable in connection with the sale of the Notes will be paid by the Company. The Company will cause the certificates representing the Notes to be made available to you for checking at least twenty-four hours prior to the Closing Date at the office of The Depository Trust Company or its designated custodian. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4.	COVENANTS OF THE COMPANY.

The Company covenants and agrees with each Underwriter that:

(a) The Company will file the Prospectus, in a form approved by you, pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b). The Company will notify the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which, in the reasonable judgment of the Representatives, may be necessary or advisable in connection with the distribution of the Notes; and the Company will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by you after reasonable notice thereof. The Company will advise you, promptly when any amendment to the Registration Statement has been filed or becomes (or is deemed to have become) effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company will prepare one or more final term sheets, containing solely a description of the Notes, substantially in the form of Schedule II hereto and approved by the Representatives and file such term sheet or term sheets pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule. The Company will file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule. The Company will advise you promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, of the institution of any proceedings for any such purpose, or of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations; and the Company will use its best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof, including, without limitation, to amend the Registration Statement or to file a new registration statement, at the Company’s own expense, as may be necessary to permit offers and sales of the Notes by the Underwriters (in which case references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) The Company will furnish to each of you and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available (in the case of the Prospectus, prior to 5:30 p.m., New York City time, on the second Business Day after the date of this Agreement and from time to time) and in such quantities as you may from time to time reasonably request.

(c) During the period in which the Prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and by the Prospectus. If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify you and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to any Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.

(d) As soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), the Company will make generally available (which may be by posting on any publicly accessible website maintained by the Commission or the Investor Relations function of the Company) to its security holders and the Underwriters an earning statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(e) Whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Underwriters is consummated, the Company will pay or cause to be paid (A) all fees and expenses (including, without limitation, all registration and filing fees and fees and expenses of the Company’s accountants but excluding fees and expenses of counsel for the Underwriters) incurred in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission (the “Form T-1”) and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing, (B) all fees and expenses incurred in connection with the preparation and delivery to the Underwriters of the Notes (including the cost of printing the Notes), (C) the cost of printing, producing, copying and delivering this Agreement, the Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes (but not, however, legal fees and expenses of counsel to the Underwriters incurred in connection with any of the foregoing), (D) all filing fees and other expenses incurred in connection with the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 4(j) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters), (E) any fees required to be paid to rating agencies incurred in connection with the rating of the Notes, (F) the fees, costs and charges of the Trustee and any agent of the Trustee, including the fees and disbursements of counsel for the Trustee, (G) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Notes, and (H) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section 4(e), Section 7 and Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses incurred in connection with any offers they may make. If the sale of the Notes provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters will decline to purchase the Notes for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 8 or if the Underwriters terminate this Agreement pursuant to Section 8), the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and documented disbursements of counsel) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

(f) Until termination of the offering of the Notes, the Company will timely file all reports, any definitive proxy or information statements, and other documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

(g) The Company will apply the net proceeds from the sale of the Notes as set forth in the Disclosure Package and the Prospectus.

(h) The Company will pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(i) If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representatives and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representatives promptly after reasonable notice thereof.

(j) The Company will cooperate with the Underwriters and with their counsel in connection with the qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(k) The Company will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(l) The Company agrees to comply with all the terms and conditions of all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(m) For the period beginning the date of this Agreement through and including the business day following the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities substantially similar to the Notes.

5.	FREE WRITING PROSPECTUSES.

(a) The Company represents and warrants to, and agrees with, the Underwriters that it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (other than any Road Show and the Final Term Sheet) without the prior consent of the Representatives; any Issuer Free Writing Prospectus (including any Road Show) the use of which has been consented to by the Representatives is listed on Schedule II hereto. The Company will comply with the requirements of Rule 433 of the Rules and Regulations with respect to any such Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Notes are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the Disclosure Package and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the Disclosure Package and the Prospectus, did not, as of the Applicable Time, does not and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Prospectus or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter expressly for use therein, which information is specified in Section 12.

(b) Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as such term is defined in Rule 405 under the Securities Act) required to be filed with the Commission, without the prior consent of the Company and the Representatives. The Company and the Representatives have consented to the use by any Underwriter of the Issuer Free Writing Prospectus and any Road Show listed on Schedule II hereto.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to any Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

6.	CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.

The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the applicable time periods prescribed for such filings by the applicable rules, and no such filings will have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

(b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in your reasonable judgment, is material, or omits to state a fact which, in your reasonable judgment, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) The Underwriters shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity, issuance and sale of the Notes, the Registration Statement, the Prospectus and the Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d) On the Closing Date, you shall have received the opinion (addressed to the Underwriters) of Faegre Drinker Biddle & Reath LLP, counsel for the Company, dated the Closing Date, substantially in the form agreed on or prior to the date hereof.

(e) On the Closing Date, you shall have received the opinion (addressed to the Underwriters) of the Senior Vice President – Corporate Secretary & Securities and Corporate Law of the Company, dated the Closing Date, substantially in the form agreed on or prior to the date hereof.

(f) On the Closing Date, you shall have received a certificate, dated the Closing Date and addressed to you, signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Senior Vice President and Treasurer, the Senior Vice President – Corporate Secretary & Securities and Corporate Law or the Senior Vice President – Corporate Finance & Corporate Controller of the Company to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceeding for that purpose has been initiated or, to the best of their knowledge, threatened, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company, and no order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; (iii) all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations have been made within the applicable time periods prescribed for such filings by the applicable rules; (iv) the signers of such certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (v) since the Effective Date of the Initial Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus that has not been so filed; and (vi) no event contemplated by Section 6(g) hereof will have occurred.

(g) Since the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and in the most recent Preliminary Prospectus (exclusive of any supplement thereto filed subsequent to the date hereof), neither the Company nor any of its Subsidiaries will have sustained any loss by fire, flood, accident or other calamity, or will have become a party to or the subject of any litigation or legal or governmental proceeding, which is materially adverse to the Company and its Subsidiaries taken as a whole, nor will there have been a material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole, regardless of whether arising in the ordinary course of business, which loss, litigation or change, in the judgement of the Representatives, will render it impractical or inadvisable to proceed with the payment for and delivery of the Notes.

(h) At the time of execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “Initial Letter”), the Company shall have furnished to the Underwriters a letter (the “Bring-Down Letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

(j) Prior to or on the Closing Date, you shall have been furnished by the Company such additional documents and certificates as you or counsel for the Underwriters may reasonably request.

(k) Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as that term is defined in Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications any such debt securities.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) a material disruption in commercial banking or securities settlement or clearance systems shall have occurred; (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (v) there shall have occurred such a material adverse change, or an event which would reasonably be expected to have a prospective material adverse change, in general economic, political or financial conditions or prospects, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) that in the case of clauses (i), (iv) and (v) are such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(n) The Representatives shall have received on or prior to the Closing Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case as of a recent date and in a writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o) On the Closing Date, you shall have received a certificate, dated the Closing Date and addressed to you, signed by the Chief Financial Officer, Treasurer or Controller of the Company, listing all agreements and instruments to which the Company is a party or by which it is bound which contain any covenant or restriction which limits or restricts the Company’s freedom to incur indebtedness and confirming that after giving effect to the offering of the Notes, the issuance and sale of the Notes would not result in any breach of, or constitute any default under, such agreements and instruments, and addressing such other matters, and substantially in the form, set forth in Schedule III hereto.

All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you in your reasonable judgment. The Company will furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you will reasonably request. If any of the conditions specified in this Section 6 are not fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you. Any such cancellation will be without liability of the Underwriters to the Company. Notice of such cancellation will be given to the Company in writing, or by telephone and confirmed in writing.

7.	INDEMNIFICATION AND CONTRIBUTION.

(a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter or such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (other than in any Statement of Eligibility (Form T-1) under the Trust Indenture Act filed as an exhibit thereto), any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or any “road show” (as defined in Rule 433 of the Rules and Regulations) that does not otherwise constitute an Issuer Free Writing Prospectus, or the omission or alleged omission to state in the Registration Statement (other than in any Statement of Eligibility (Form T-1) under the Trust Indenture Act filed as an exhibit thereto), any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, any issuer information or any road show a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter or such person promptly after receipt of invoices and supporting documentation from such Underwriter or such person for any legal or other expenses as reasonably incurred by such Underwriter or such person in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company will not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, expressly for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, which information is specified in Section 12.

(b) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage or liability (or any action in respect thereof) to which the Company or such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company or such person promptly after receipt of invoices and supporting documentation from the Company or such person for any legal or other expenses reasonably incurred by the Company or such person in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of such Underwriter, expressly for use therein, which information is specified in Section 12.

(c) Promptly after receipt by any indemnified party under Section 7(a) or 7(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action will be brought against any indemnified party, and it will notify the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under Section 7(a) or 7(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Underwriters will have the right to employ a single counsel to represent all of the Underwriters (and to the extent necessary, a single local counsel in each jurisdiction in which proceedings have been brought) who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriters will have been advised by counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Underwriters, in which event the reasonable and documented fees and expenses of such separate counsel will be paid by the Company. No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and such settlement, compromise or consent does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment and such settlement, compromise or consent does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 7(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in respect of the Notes underwritten by it and distributed to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) above).

(e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.	SUBSTITUTION OF UNDERWRITERS.

If, on the Closing Date, any Underwriter defaults in its obligation to purchase the principal amount of the Notes which it has agreed to purchase under this Agreement, each non-defaulting Underwriter will be required to purchase (in the respective proportions which the principal amount of the Notes set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Notes if the total principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total principal amount of the Notes, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4(e) hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 8.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the non-defaulting Underwriters or the other underwriters satisfactory to you are obligated or agree to purchase the Notes of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement, the Disclosure Package or the Prospectus which in the opinion of the Representatives may thereby be made necessary.

9.	TERMINATION.

Until the Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company if (a) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder; (b) any of the events described in Sections 6(l) and 6(m) shall have occurred; or (c) any other condition to the Underwriters’ obligations hereunder is not fulfilled. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(e) and 8 hereof.

Any notice referred to above may be given at the address specified in Section 11 hereof in writing or by telephone, and if by telephone, will be immediately confirmed in writing.

10.	SURVIVAL OF CERTAIN PROVISIONS.

The agreements contained in Section 7 hereof and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof will survive the delivery of the Notes to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

11.	NOTICES.

Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice will be in writing or by facsimile addressed to the Company at 55 Ameriprise Financial Center, Minneapolis, Minnesota 55474, Fax (612) 671-5108, Attention: General Counsel with a copy to Faegre Drinker Biddle & Reath LLP at 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, Fax (612) 766-7000, Attention: Amy Seidel & Brandon Mason; and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing or by facsimile addressed to you in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attn: Syndicate Registration; and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202 (email: tmgcapitalmarkets@wellsfargo.com), Attention: Transaction Management. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

12.	INFORMATION FURNISHED BY UNDERWRITERS.

The Underwriters severally confirm that the information appearing in the list of names of, and principal amount of Notes to be purchased by, each of the Underwriters, the information relating to selling concession and reallowance amounts in the third paragraph of text under the caption “Underwriting”, the second sentence of the seventh paragraph of text under the caption “Underwriting” (concerning market making by the Underwriters), the eighth and ninth paragraphs of text under the caption “Underwriting” (concerning short sales, stabilizing transactions and purchases to cover positions created by short sales and penalty bids by the Underwriters), and the twelfth paragraph of text under the caption “Underwriting” in the most recent Preliminary Prospectus and in the Prospectus constitute the only written information furnished to the Company by the Representatives on behalf of the Underwriters, referred to in Sections 1(d), 1(e), 1(f), 5(a), 7(a) and 7(b) hereof.

13.	RESEARCH ANALYST INDEPENDENCE.

The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

14.	NO FIDUCIARY DUTY.

The Company acknowledges and agrees that in connection with the offering and the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives, to the extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering. Any review by the Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company, as the case may be, or any other person.

15.	PARTIES.

This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement will also be deemed to be for the benefit of the affiliates, directors and officers, and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 7 hereof will be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.	DEFINITION OF “BUSINESS DAY” AND “SUBSIDIARY.”

For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City, and (b) “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act and includes both partnerships and corporations.

17.	Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For the purposes of this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

1.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

2.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

3.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.	GOVERNING LAW.

This Agreement and any matters related to this transaction shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the state of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.	HEADINGS.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20.	COUNTERPARTS.

This Agreement may be signed in one or more counterparts (including counterparts delivered solely by email, facsimile or other electronic transmission), each of which will constitute an original and all of which together will constitute one and the same agreement. Receipt of a party’s executed signature page to this Agreement by email, facsimile or other electronic transmission with permission to release such signature page shall constitute effective execution and delivery of this Agreement by such party. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21.	MISCELLANEOUS

(a) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(b) The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(c) Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

Please confirm, by signing and returning to us one or more counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

Very truly yours,

AMERIPRISE FINANCIAL, INC.

By:	/s/ Shweta Jhanji
	Name:	Shweta Jhanji
	Title:	Senior Vice President and Treasurer

Signature Page to Underwriting Agreement

Confirmed and accepted as of
the date first above mentioned

Goldman Sachs & Co. LLC

By:	/s/ Thomas Healy
	Name:	Thomas Healy
	Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Jake Hartmann
	Name:	Jake Hartmann
	Title:	Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriting Agreement dated February 25, 2025

UNDERWRITER	PRINCIPAL AMOUNT OF SENIOR NOTES DUE 2035
Goldman Sachs & Co. LLC	$169,200,000
Barclays Capital Inc.	150,000,000
Wells Fargo Securities, LLC	150,000,000
BofA Securities, Inc.	65,400,000
J.P. Morgan Securities LLC	65,400,000
BNY Mellon Capital Markets, LLC	37,500,000
Citigroup Global Markets Inc.	37,500,000
Morgan Stanley & Co. LLC	37,500,000
U.S. Bancorp Investments, Inc.	37,500,000

Total	$750,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUS
(RELATING TO THE PRELIMINARY PROSPECTUS
SUPPLEMENT DATED FEBRUARY 25, 2025 AND
THE PROSPECTUS DATED FEBRUARY 23, 2024)
FILED PURSUANT TO RULE 433
REGISTRATION NO. 333-277307

$750,000,000 5.200% Senior Notes due 2035

Final Term Sheet dated February 25, 2025

Issuer:	Ameriprise Financial, Inc.
Anticipated Security Ratings (Moody’s/S&P/Fitch/A.M. Best)* (Outlook):*	[intentionally omitted]
Securities:	5.200% Senior Notes due 2035 (the “Notes”)
Principal Amount:	$750,000,000
Pricing Date:	February 25, 2025
Settlement Date**:	February 28, 2025 (T+3)
Maturity Date:	April 15, 2035
Coupon:	5.200% per annum
Benchmark Treasury:	4.625% due February 15, 2035
Benchmark Treasury Price and Yield:	102-21+; 4.293%
Spread to Benchmark Treasury:	+95 basis points
Yield to Maturity:	5.243%
Price to Public:	99.655% of principal amount
Proceeds (after underwriting discount and before expenses) to the Issuer:	$742,537,500 (99.005% of principal amount)
Interest Payment Dates:	Interest will accrue from and including February 28, 2025 to but excluding the maturity date or any earlier redemption date, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2025.

Record Dates:	April 1 and October 1
Day Count Convention:	30/360
Optional Redemption:
Make-Whole Call:

At any time prior to January 15, 2035, in full or in part on one or more occasions, at a discount rate of Treasury plus 15 basis points or, if greater, 100% of the principal amount of the Notes to be redeemed, as further described in the Preliminary Prospectus

Supplement.

Par Call:	On or after January 15, 2035, as further described in the Preliminary Prospectus Supplement.
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP/ISIN:	03076CAP1 / US03076CAP14
Joint Book-Running Managers:	Goldman Sachs & Co. LLC Barclays Capital Inc. Wells Fargo Securities, LLC BofA Securities, Inc. J.P. Morgan Securities LLC
Co-Managers:	BNY Mellon Capital Markets, LLC Citigroup Global Markets Inc. Morgan Stanley & Co. LLC U.S. Bancorp Investments, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. Each credit rating should be evaluated independently of any other credit rating.

**Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to their date of delivery may be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to their date of delivery should consult their own advisor.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1- 866-471-2526, Barclays Capital Inc. toll-free at (888) 603-5847 or Wells Fargo Securities, LLC toll- free at 1-800-645-3751.

OTHER INFORMATION

None

OTHER ISSUER FREE WRITING PROSPECTUSES

None

EXHIBIT A to the Underwriting agreement

Significant Subsidiaries

As used in the Underwriting Agreement, the “Significant Subsidiaries” of the Company are those subsidiaries of the Company identified on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K.